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                                                                    Exhibit 10.7


                   GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

         This GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT (this
"Agreement") is made and entered into as of May 27, 2000 by and between Methode Electronics, Inc., a Delaware corporation ("Methode") and Stratos Lightwave, LLC, a Delaware limited liability company ("Stratos LLC"). Capitalized terms used and not otherwise defined herein are defined in Article 1 of this Agreement.

                                    RECITALS:

         WHEREAS, the Methode Board of Directors has determined that it would be appropriate and desirable for Methode to contribute and transfer to Stratos LLC, and for Stratos LLC to receive and assume, directly or indirectly, substantially all of the assets and liabilities currently associated with the Opto Business;

         WHEREAS, the parties intend in this Agreement to set forth the arrangements between them regarding the contribution and assumption of the assets and liabilities associated with the Opto Business.

         NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

         "AFFILIATE" of a Person means any Person Controlling, Controlled by, or under common Control with that Person; PROVIDED, HOWEVER, that for purposes of this Agreement (i) Methode and its Subsidiaries (other than Stratos and its Subsidiaries) shall not be considered Affiliates of Stratos and (ii) Stratos and its Subsidiaries shall not be considered Affiliates of Methode.

         "ANCILLARY AGREEMENTS" has the meaning set forth in the Master Separation Agreement.

         "ASSETS" means and includes all property and rights of every kind, nature, character and description, tangible and intangible, real, personal or mixed, wherever located, including, without limitation, the following:

       (A) contracts and agreements (whether or not entered into in the ordinary course of business), including, without limitation, purchase orders issued or received;

       (B)    real property and the leasehold interests in real property;

       (C)    licenses, permits or franchises;

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       (D)    Intellectual Property;

       (E)    Receivables;

       (F) Equipment and all existing warranties and guarantees, if any, express or implied, with respect to the Equipment for the benefit of the owner thereof;

       (G)    Inventory;

       (H) books and records, customer lists, vendor lists, catalogs, research material, technical information, technology, specifications, designs, drawings, processes, and quality control data;

       (I) sales promotion and selling literature and promotional and advertising materials;

       (J) security (including cash) deposited with third parties and security bonds;

       (K)    goodwill and going concern value;

       (L)    prepaid expenses;

       (M)    claims against other parties; and

       (N)    Tax Returns (or copies thereof).

       "ASSUMED LIABILITIES" has the meaning set forth in Section 2.2(a) of this Agreement.

         "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day on which banking institutions located in the State of Illinois are authorized or obligated by law or executive order to close.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, together with the rules and regulations promulgated thereunder.

         "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or the policies of a Person, whether through the ownership of voting securities, by contract or otherwise. "Controlling" and "Controlled" have the corollary meanings ascribed thereto.

         "DISPUTES" has the meaning set forth in Section 4.1 of this Agreement.

         "EFFECTIVE DATE" means May 27, 2000, effective as of 11:59 p.m., Central Daylight Savings Time.

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

         "EQUIPMENT" means equipment, furniture, furnishings, fixtures, machinery, vehicles, telephones and other tangible personal property.

         "EXCLUDED ASSETS" has the meaning set forth in Section 2.1(c) of this Agreement.

         "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.2(b) of this Agreement.

         "INDEBTEDNESS" means: (i) all indebtedness for borrowed money, other than capitalized leases and similar purchase money obligations; (ii) any other indebtedness evidenced by a note, bond, debenture or similar instrument; (iii) all obligations in respect of banker's acceptances; and (iv) any guarantee or other contingent obligation in respect of any of the foregoing.

         "INTELLECTUAL PROPERTY" means the following types of property and all rights to sue for past infringement thereof:

       (1) United States and foreign registered and unregistered trademarks and service marks, trademark and service mark registrations, trademark and service mark applications for registrations, trade names, trade dress, logos, internet domain names, web sites and the like, together with the goodwill associated with such marks, names, registrations and applications for registration;

       (2) United States and foreign patents, patent applications, and all other patent rights (including any divisions, continuations, continuations-in-part, reexaminations, extensions, renewals or reissues thereof);

       (3) registered and unregistered copyrights, including all applications for copyright registrations;

       (4) technology, information, know-how and trade secrets, including, without limitation, recorded knowledge, surveys, engineering reports, manuals, catalogues, research and development data, proprietary information, photos, art work, editorial materials, formats, business plans, market research data, customer lists, sales data and other similar information; and

       (5) licenses, sublicenses, covenants or agreements that relate in whole or in part to any items of the categories mentioned above in any of the foregoing clauses (1), (2), (3) and (4).

         "INTENDED TRANSFEREE" has the meaning set forth in Section 2.4 of this Agreement.

         "INTENDED TRANSFEROR" has the meaning set forth in Section 2.4 of this Agreement.

         "INVENTORY" means inventories of raw materials, work in progress and finished goods and other supplies on hand, in transit or on order, including, without limitation, packaging material, stationery, forms, labels, directories and promotional materials

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

         "IPO REGISTRATION STATEMENT" means the registration statement on Form S-1, Registration No. 333-34864, filed by Stratos with the SEC in connection with the initial public offering of Stratos Common Stock, as it may be amended.

         "MASTER SEPARATION AGREEMENT" means the Master Separation Agreement dated as of May 28, 2000, by and between Methode and Stratos.

         "OPTO ASSETS" has the meaning set forth in Section 2.1(a) of this Agreement.

         "OPTO BUSINESS" means the optical subsystems and components businesses conducted by Methode and/or the Opto Subsidiaries at any time on or before the Effective Date, either directly or indirectly, including, without limitation, all business operations whose financial performance is reflected in the Stratos Financial Statements.

         "OPTO SUBSIDIARIES" means (i) Bandwidth Semiconductor, LLC, a Delaware limited liability company; (ii) Methode Communication Modules, Inc., a Delaware corporation; (iii) MP Optical Communications, LLC, an Illinois limited liability company; (iv) Stratos, Ltd., a corporation organized under the laws of the United Kingdom; and (v) Stratos, LLC.

         "PERSON" means an individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated association, any other entity, or any government or any department or agency or other unit thereof.

         "RECEIVABLES" means all accounts and notes receivable and other receivables (whether or not billed).

         "REPRESENTATIVE" has the meaning set forth in the Master Separation Agreement.

         "REQUIRED TRANSFER CONSENT" has the meaning set forth in Section 2.4 of this Agreement.

         "RETAINED DISREGARDED ENTITY" means any entity that (i) is disregarded as an entity separate from its owner for U.S. federal income tax purposes, (ii) the interests in which are owned by Methode, and (iii) the interests in which will not be transferred to Stratos LLC pursuant to this Agreement.

         "SEC" means the Securities and Exchange Commission.

         "STRATOS" means Stratos Lightwave, Inc., a Delaware corporation.

         "STRATOS FINANCIAL STATEMENTS" means the financial statements (including the related notes) of Stratos for the period ended April 30, 2000, as set forth in the IPO Registration Statement.

         "SUBSIDIARY" means with respect to any specified Person, any corporation or other legal entity of which such Person or any of its Subsidiaries Controls or owns, directly or indirectly,

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more than fifty percent (50%) of the stock or other equity interest entitled to vote with respect to the election of members to the board of directors or similar governing body; PROVIDED, HOWEVER, that for the purposes of this Agreement, neither Stratos nor any of the Subsidiaries of Stratos shall be deemed to be Subsidiaries of Methode or of any of the Subsidiaries of Methode.

         "TAX" or "TAXES" have the meaning set forth in the Tax Sharing
Agreement.

         "TAX RETURN" or "TAX RETURNS" has the meaning set forth in the Tax Sharing Agreement.

         "TAX SHARING AGREEMENT" means the Tax Sharing and Indemnification Agreement to be entered into by and between Methode and Stratos.

         "TRANSFER OBSTACLE" has the meaning set forth on Section 2.4 of this Agreement.

         "TRANSFERRED DISREGARDED ENTITY" means any entity that (i) is disregarded as an entity separate from its owner for U.S. federal income tax purposes, (ii) all of the interests in which are owned by Methode, and (iii) all of the interests in which will be transferred to Stratos LLC pursuant to this Agreement.

         "TREASURY REGULATIONS" means the regulations promulgated under the Code, and any successor provisions thereof, as in effect for the relevant taxable period.

                                    ARTICLE 2
                           CONTRIBUTION AND ASSUMPTION

         2.1. TRANSFER OF ASSETS.

         (a) TRANSFER OF OPTO ASSETS. As of the Effective Date, Methode hereby conveys, assigns, transfers and delivers to Stratos LLC all of its right, title and interest in and to the Opto Assets.

         For the purposes of this Agreement, the term "Opto Assets" shall mean, except for the Excluded Assets set forth in Section 2.1(c), all Assets that are
(x) owned by Methode or with respect to which Methode has the right to transfer after making all commercially reasonable efforts referred to in Section 2.4(a), and (y) used primarily in, relate primarily to or arise directly from the Opto Business. For avoidance of doubt, but not by way of limitation of the foregoing, the following specifically enumerated assets are included within the Opto
Assets:

         (i)  contracts set forth on Schedule 2.1(a)(i);

        (ii) real property listed on Schedule 2.1(a)(ii), including all buildings, structures and other improvements situated thereon;

       (iii) management information systems and software listed on Schedule 2.1(a)(iii);


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        (iv)  Intellectual Property listed on Schedule 2.1(a)(iv);

         (v) all right, title and interest in and to all monetary and other awards and judgments arising out of the litigation described on
              Schedule 2.1(a)(v); and

        (vi) the Tax Returns (or copies thereof) of Methode with respect to or that include Taxes relating solely to, arising solely out of, or incurred solely in connection with, the Opto Business as conducted through the Effective Date.

         (b) STRATOS LLC ACKNOWLEDGES AND AGREES THAT THE FOREGOING TRANSFERS AND SALES ARE BEING MADE "AS IS" AND THAT NEITHER METHODE NOR ANY SUBSIDIARY OF METHODE HAS MADE OR WILL MAKE ANY WARRANTY, EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY ASSET.

         (c) EXCLUDED ASSETS. Notwithstanding anything to the contrary in paragraph (a) above, it is expressly understood and agreed that the Opto Assets shall not include the following assets (the "Excluded Assets"):

         (i) Assets used (partially or entirely) or owned in connection with any businesses and operations of Methode and its Affiliates (other than the Opto Business), unless specifically enumerated in Section 2.1(a) and the related schedules;

        (ii) management information systems and software listed on Schedule 2.1(c)(ii);

        (iii) Methode's right, title and interest in and to the "Methode" name and any Intellectual Property that is not related to the Opto Business;

         (iv) the Tax Returns, corporate minute books and stock ledgers of Methode, except those specifically included in the definition of Opto Assets;

          (v) Methode's capital stock and/or other equity interests in Stratos and the Opto Subsidiaries; and

         (vi) all intercompany receivables from Methode and its Affiliates as of the Effective Date.

         (d) INSTRUMENTS OF CONVEYANCE AND TRANSFER. On or about the Effective Date, Methode shall:

          (i) deliver or cause to be delivered to Stratos LLC such deeds, bills of sale, endorsements, consents, assignments, and other good and sufficient instruments of conveyance and assignment, all in recordable form, where applicable (including such notarizations and/or acknowledgments as Stratos LLC shall


                                       6
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              reasonably request), as are required or advisable under local custom and practice to vest in Stratos LLC all right, title and interest of Methode in and to the Opto Assets; and

         (ii) deliver or otherwise transfer to Stratos LLC all contracts, agreements, commitments, books, records, files, certificates, licenses, permits, plans and specifications and other data included in the Opto Assets, including, without limitation, computer tapes and computer-generated records.

         Notwithstanding the foregoing clause (i), with respect to the Intellectual Property, Methode shall deliver to Stratos LLC as of the Effective Date documents for the transfer and assignment of the Intellectual Property included in the Opto Assets and shall also deliver to Stratos LLC good and sufficient instruments of conveyance and assignment, all in recordable form and including such notarizations and/or acknowledgments as Stratos LLC shall reasonably request, for all registered trademarks, patents, registered copyrights and pending applications with respect to any of the foregoing.

         (e) FURTHER ASSURANCES. From time to time after the Effective Date, Methode and its Affiliates shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such other instruments of conveyance, assignment, transfer and delivery and will take or cause to be taken such other actions as Stratos LLC may reasonably request in order more effectively to sell, convey, assign, transfer, and deliver to Stratos LLC any of the Opto Assets, or to enable Stratos LLC to protect, exercise and enjoy all rights and benefits of Methode with respect thereto, and as otherwise may be appropriate to carry out the transactions herein contemplated.

         2.2.     ASSUMPTION OF LIABILITIES.

         (a)      ASSUMED LIABILITIES.

         (i) Subject to subsection 2.2(a)(ii) below, as of the Effective Date, Stratos LLC shall assume and agree to pay, perform and discharge when due, all liabilities and obligations of Methode (other than the Excluded Liabilities) relating to or arising out of the Opto Business, whether direct or indirect, absolute or contingent, contractual, tortious or otherwise, known or unknown, including, without limitation, all liabilities relating to or arising out of the Opto Business as conducted through the Effective Date that are unknown to Methode and/or unrealized as of the Effective Date and that become known to Methode or are realized or otherwise arise after the Effective Date. For purposes of this subsection 2.2(a)(i), any liabilities reflected on the books and records of Methode between Methode and any unincorporated branch or division of Methode or between two unincorporated branches or divisions of Methode shall not be treated as liabilities. No new or additional liabilities of the type described in the immediately preceding sentence shall be created or reflected on the books and records of Methode during any period (or portion thereof) beginning on or after the Effective Date and ending on or before the execution of the Master Separation Agreement. The liabilities and

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obligations assumed by Stratos LLC in accordance with this Section 2.2 (other than the Excluded Liabilities described below) are sometimes hereinafter referred to as the "Assumed Liabilities."

         (ii) Prior to the Effective Date, Methode shall cancel, or cause to be cancelled, any intercompany account owing from any Transferred Disregarded Entity to Methode or to any Retained Disregarded Entity. As a result of such cancellation, Stratos LLC shall not assume pursuant to the transactions contemplated hereunder any liability for any intercompany account of the type described in the immediately preceding sentence. In addition, prior to the Effective Date, each Transferred Disregarded Entity shall cancel, or cause to be cancelled, any intercompany account owing from Methode or any Retained Disregarded Entity to such Transferred Disregarded Entity.

         (b) EXCLUDED LIABILITIES. Notwithstanding the foregoing, Stratos LLC shall not assume any of the following liabilities or obligations (the "Excluded Liabilities"):

         (i) any liability or obligation in respect of any Indebtedness of Methode and its Affiliates;

         (ii) any liability for or obligation in respect of Taxes, except as otherwise provided in the Tax Sharing Agreement;

         (iii) except as specifically provided in the Ancillary Agreements or related to accrued reimbursement, welfare, vacation and similar benefit obligations incurred in the ordinary course of business and reflected in the Stratos Financial Statements, any liabilities or obligations relating to or arising under any employee or retirement benefit plan, program, arrangement or agreement maintained or contributed to by Methode or its Affiliates;

         (iv) any liabilities or obligations of Methode that are not incidental to or do not arise out of or were not incurred with respect to the Opto Business; and

         (v)    any other liabilities listed on Schedule 2.2(b).

         2.3.     METHODS OF TRANSFER AND ASSUMPTION.

         (a) Pursuant to Section 2.1, the transfer and assumption of all of the Opto Assets and Assumed Liabilities shall be made effective as of the Effective Date; PROVIDED, HOWEVER, that circumstances may require the transfer of certain Opto Assets and the assumption of certain Assumed Liabilities to occur in such other manner and at such other time as the parties shall agree.

         (b) The parties intend to complete the assignment and transfer of all Opto Assets and the transfer and assumption of all Assumed Liabilities effective as of the Effective Date. Notwithstanding the foregoing, if any Opto Asset cannot be assigned or transferred by Methode or any Assumed Liability cannot be transferred by Methode or assumed by Stratos LLC on or

                                       8
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prior to the Effective Date for a reason set forth in Section 2.4, Section 2.4 shall govern the parties rights and obligations with respect to such Opto Asset or such Assumed Liability. In addition to those transfers and assumptions accurately identified and designated by the parties to take place but which the parties are not able to effect prior to the Effective Date, there may exist (i) assets (including Assets) that the parties discover were, contrary to the agreements between the parties, by mistake or omission, transferred to Stratos LLC (in which Stratos LLC never obtained any beneficial interest) or retained by Methode or (ii) liabilities (including Assumed Liabilities) that the parties discover were, contrary to the agreements between the parties, by mistake or omission, assumed by Stratos LLC or not assumed by Stratos LLC. The parties shall cooperate in good faith to effect the transfer or re-transfer of such assets, and/or the assumption or re-assumption of such liabilities, in any case as soon as reasonably practicable, to or by the appropriate party and shall not use the determination of remedial actions contemplated herein to alter the original intent of the parties hereto with respect to the Opto Assets to be transferred to or Assumed Liabilities to be assumed by Stratos LLC. Each party shall reimburse the other or make other financial or other adjustments to remedy the effect of any mistakes or omissions relating to any of the Assets transferred hereby or any of the Assumed Liabilities assumed hereby.

         (c) Each party hereto shall execute and deliver to each other party all such documents, instruments, certificates and agreements in appropriate form, and shall make all filings and recordings and take all such other actions, as shall be necessary or reasonably requested by such other party, whether before or after the Effective Date, in order to give full effect to and to evidence and perfect the transfer and contribution of the Opto Assets and the assumption of the Assumed Liabilities as contemplated hereby. However, Stratos LLC acknowledges and agrees that neither Methode nor any of its Subsidiaries will comply with the provisions of any bulk transfer law or similar laws of any jurisdiction giving creditors of a transferor rights against the transferee in connection with the transfer of any Opto Asset.

         2.4. NONASSIGNABLE ASSETS AND ASSUMED LIABILITIES. Notwithstanding anything contained herein to the contrary, this Agreement shall not constitute an agreement to assign or transfer any Opto Asset or to transfer and assume any Assumed Liability if an assignment or attempted assignment or transfer or attempted transfer and assumption of the same without the consent of another Person would constitute a breach of any contract or agreement or in any way impair the rights of a party thereunder or give to any third party any rights with respect thereto. If any such consent (a "Required Transfer Consent") is not obtained and/or if for any other reason outside the control of the parties or their Affiliates (a "Transfer Obstacle") an attempted assignment or attempted transfer and assumption would otherwise be ineffective or would impair the rights of the party attempting to make such assignment or transfer (the "Intended Transferor") under any such contract or agreement so that the party entitled to the benefits and responsibilities of such attempted assignment or attempted transfer and assumption (the "Intended Transferee") would not receive all such rights and responsibilities, then:

         (a) the Intended Transferor shall use all commercially reasonable efforts to obtain the Required Transfer Consent and/or eliminate the Transfer Obstacle.

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

         (b) until the Required Transfer Consent is obtained and/or the Transfer Obstacle is eliminated in accordance with subsection (a) above and the assignment and transfer of the applicable Opto Asset or the transfer and assumption of the Assumed Liability has been effected in accordance with subsection (c) below and the other provisions of this Agreement:

         (i) the Intended Transferor shall use all commercially reasonable efforts to provide or cause to be provided to the Intended Transferee, to the extent permitted by law, the benefits or liabilities of any such Opto Asset or Assumed Liability and the Intended Transferor shall promptly pay or cause to be paid to the Intended Transferee when received all moneys received by the Intended Transferor with respect to any such Opto Asset.

         (ii) in consideration thereof the Intended Transferee shall pay, perform and discharge on behalf of the Intended Transferor all of the Intended Transferor's liabilities thereunder in a timely manner and in accordance with the terms thereof which it may do without breach; and

         (iii) the Intended Transferor shall take such other actions as may reasonably be requested by the Intended Transferee in order to place the Intended Transferee, insofar as reasonably possible, in the same position as if such Opto Asset or Assumed Liability had been assigned or transferred as contemplated hereby and so all the benefits and burdens relating thereto, including possession, use, risk of loss, potential for gain and dominion, control and command, shall inure to the Intended Transferee.

           (c) If and when any Required Transfer Consent is obtained or any Transfer Obstacle is eliminated, the assignment of the applicable Opto Asset or the transfer and assumption of the Assumed Liability shall be effected as soon as practicable in accordance with the terms of this Agreement.

         2.5. TRANSFER COSTS. Stratos LLC shall bear all costs related to the transfer of the Opto Assets from Methode to Stratos LLC and the assumption by Stratos LLC of all Assumed Liabilities, including, without limitation, any and all: (i) moving expenses; (ii) transfer taxes; (iii) expenses incurred in connection with any notices to customers, suppliers or other third parties regarding such transfer of Opto Assets or such assumption of Assumed Liabilities; (iv) fees incurred in connection with the transfer of any licenses, permits or franchises from Methode to Stratos LLC or the obtaining of any new (or the re-issuance of any existing) licenses, permits or franchises in the name of Stratos LLC; (v) fees and expenses incurred in connection with the assignment or transfer of any contracts, agreements or Intellectual Property from Methode to Stratos LLC; (vi) any recording or other fees, Taxes, charges or assessments incurred in connection with the transfer of any real property from Methode to Stratos LLC; and (vii) the transfer of any employee of Methode to Stratos LLC. Stratos LLC hereby agrees to reimburse Methode promptly upon request, for any cost, including, without limitation, any of the foregoing costs (including any applicable Taxes, fees and penalties assessed in connection with any of the foregoing), incurred by Methode in connection with the transfer of Opto Assets from Methode to Stratos LLC or the assumption by Stratos LLC of any Assumed Liability.

                                    ARTICLE 3
                                   LITIGATION

         3.1. TRANSFER OF EXISTING LITIGATION. As of the Effective Date, all liabilities and legal responsibilities for the litigation matters identified on
Schedule 2.1(a)(vi) shall be transferred from Methode to Stratos LLC. As of the Effective Date, Stratos LLC will assume the management of such litigation matters and Stratos will indemnify Methode with respect to such litigation matters as provided in Section 5.2 of the Master Separation Agreement.

         3.2. COOPERATION. Methode and Stratos LLC agree to cooperate with each other in connection with the litigation covered by Section 3.1. Such cooperation shall include, without limitation, providing each other with access to information and personnel and making its personnel available as witnesses in connection with such litigation, all as provided in Article 6 of the Master Separation Agreement.

                                    ARTICLE 4
                                  MISCELLANEOUS

         4.1. DISPUTE RESOLUTION. Except as otherwise set forth in the Ancillary Agreements, resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, or otherwise (collectively, "Disputes"), shall be exclusively governed by and settled in accordance with the provisions of this Section 4.1. The parties hereto shall use all commercially reasonable efforts to settle all Disputes without resorting to mediation, arbitration, litigation or other third party dispute resolution mechanisms. If any Dispute remains unsettled, the parties hereby agree to mediate such Dispute using a mediator reasonably acceptable to all parties involved in such Dispute. If the parties are unable to resolve such dispute through mediation, each party will be free to commence proceedings for the resolution thereof. No party shall be entitled to consequential, special, exemplary or punitive damages.

         4.2. ENTIRE AGREEMENT. Except as otherwise set forth in this Agreement, this Agreement and the Ancillary Agreements shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter.

         4.3. AUTHORITY. Each of the parties hereto represents to the other that: (a) it has the corporate power and authority to execute, deliver and perform this Agreement; (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action; (c) it has duly and validly executed and delivered this Agreement; and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         4.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered in person, by telecopy, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:


         If to Methode:         Methode Electronics, Inc.
                                7401 W. Wilson Avenue
                                Chicago, Illinois 60706
                                Attention: Chief Executive Officer

         If to Stratos LLC:     Stratos Lightwave, LLC
                                7444 W. Wilson Avenue
                                Chicago, Illinois 60706
                                Attention: Chief Executive Officer
                                Telecopy No.: (708) 867-3288

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery or when delivery is refused. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first Business Day at the place at which such notice or communication is received following the day on which such notice or communication was sent.

         4.5. AMENDMENT AND MODIFICATION. This Agreement or the Ancillary Agreements may not be amended or modified in any respect except by a written agreement signed by both of the parties hereto.

         4.6. BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to a merger of either party with another Person, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

         4.7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. The Agreement may be delivered by facsimile transmission of a signed copy thereof.

         4.8. WAIVER. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any

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right under this Agreement operate as a waiver of any other right under this
Agreement nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right under this Agreement. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

         4.9. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         4.10. HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         4.11. GOVERNING LAW. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Illinois, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

         4.12. CONSENT TO EXCLUSIVE JURISDICTION. Any action, suit or proceeding arising out of any claim that the parties cannot settle through good faith negotiations shall be heard and determined in any Illinois state or federal court sitting in Chicago. Each of the parties hereto hereby irrevocably and unconditionally: (i) submits to the exclusive jurisdiction of any Illinois state or federal court sitting in Chicago for any such action, suit or proceeding;
(ii) waives, and agrees not to plead or to make, any objection to the venue of any such action, suit or proceeding in the above-named courts; (iii) waives, and agrees not to plead or to make, any claim that any such action, suit or proceeding brought in the above-named courts has been brought in an improper or otherwise inconvenient forum; and (iv) waives, and agrees not to plead or to make, any claim that its is not subject personally to the jurisdiction of the above-named courts.

         4.13. NO TAX ELECTION. None of Methode or any of its Affiliates (including, without limitation, Stratos LLC), Stratos or any of its Affiliates or any of their respective Representatives shall make any election under Treasury Regulations promulgated under Section 7701 of the Code (or any successor regulation or provision), or otherwise take any action, or fail to take any action, that could cause Stratos LLC not to be disregarded as an entity separate from its owner for U.S.
federal income tax purposes.

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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and date first written above.

                              METHODE ELECTRONICS, INC.


                              By:    /s/ William J. McGinley
                                     --------------------------------
                                      William J. McGinley
                                      Chairman


                              STRATOS LIGHTWAVE, LLC


                              By:     /s/ James W. McGinley
                                     --------------------------------
                                       James W. McGinley
                                       President and Chief Executive Officer

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